Exhibit 99.1

News Release
Thomas A. Waltermire Steps Down As PolyOne’s
President and Chief Executive Officer
Chairman William F. Patient to serve as interim CEO until successor is named
CLEVELAND — October 7, 2005 — PolyOne Corporation (NYSE:POL), a leading global polymer compounding and North American distribution company, today announced that Thomas A. Waltermire has stepped down as the company’s president, chief executive officer and director, effective immediately.
The board has asked William F. Patient, non-executive chairman of the board, to serve as interim chief executive officer until a permanent successor is named.
Waltermire stated, “As the company enters the next phase of its strategic evolution, the Board and I agree that the time is right for new leadership. I take pride in our many accomplishments, starting with the creation of PolyOne, and I wish my colleagues the best of luck in the future.”
Patient added, “The board understands Tom’s difficult but reasoned decision that now is an appropriate time for a change in leadership. During his tenure, we have made significant progress on many fronts, including improvement of our core businesses, divestiture of our non-core assets, achievement of our targeted cost structure and investment in our people. We believe that PolyOne is positioned for future growth and profitability.
“As PolyOne’s leader since its formation five years ago, Tom has played a vital role in the Company’s transformation. On behalf of the entire board, I would like to thank him for his many years of dedicated service,” Patient added.
PolyOne will begin its search for a permanent chairman and chief executive immediately. The board has retained the global executive search firm, Russell Reynolds Associates, to conduct the search. The Company anticipates completing the process by early 2006.
During the decade of the 1990s, Patient helped to transform The Geon Company, one of PolyOne’s predecessor companies, into an industry leader in polymers. He retired in 1999 as chairman and chief executive officer. He joined PolyOne’s Board of Directors as non-executive chairman in November 2003.
Waltermire became chairman and chief executive officer of PolyOne in September 2000, with the consolidation of The Geon Company and M.A. Hanna Corporation. His title became president and CEO in November 2003, when Patient joined PolyOne’s board as non-executive chairman. Prior to PolyOne, Waltermire served in a variety of positions with The Geon Company, beginning in 1993 and culminating in his being named chairman and CEO in May 1999. He began his career with The BF Goodrich Company.

About PolyOne
PolyOne Corporation, with 2004 annual revenues of approximately $2.2 billion, is a leading global compounding and North American distribution company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne’s products and services can be found at http://www.polyone.com.

Investor & Media Contact:	Dennis Cocco
Vice President, Investor Relations
& Communications 440-930-1538

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:
•	the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in U.S., regional or world polymer consumption growth rates affecting PolyOne’s markets;

•	changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles, including those related to the effects of Hurricane Katrina;

•	production outages or material costs associated with scheduled or unscheduled maintenance programs;

•	costs or difficulties and delays related to the operation of joint venture entities;

•	lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;

•	partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;

•	an inability to launch new products and/or services within PolyOne’s various businesses;

•	the possibility of further goodwill impairment;

•	an inability to maintain any required licenses or permits;

•	an inability to comply with any environmental laws and regulations;

•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

•	unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

•	a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;

•	an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;

•	any poor performance of our pension plan assets and any obligation on our part to fund PolyOne’s pension plan;

•	any delay and/or inability to bring the North American Colors and Additives Masterbatch and the Engineered Materials product platforms to profitability;

•	an inability to raise prices or sustain price increases for products;

•	an inability or delay beyond December 31, 2005 in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms;

•	an inability to achieve anticipated earnings performance due to the divestment of a non-core business;

•	an inability to complete the sale of discontinued businesses due to problems or delays associated with legal proceedings, regulatory approvals and/or buyers receiving financing for the transaction or any other reasons; and

•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #91305)
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